
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE RELATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                             ENDOSONICS CORPORATION
                                       TO

                            JOMED ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                   JOMED N.V.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME,
         ON TUESDAY, SEPTEMBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C.
(the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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       By First Class Mail:        By Overnight Courier, Certified or              By Hand:
                                         Express Mail Delivery:
     ChaseMellon Shareholder                                               ChaseMellon Shareholder
         Services, L.L.C.               ChaseMellon Shareholder                Services, L.L.C.
    Reorganization Department               Services, L.L.C.               120 Broadway, 13th Floor
          P.O. Box 3301                Reorganization Department              New York, NY 10271
    South Hackensack, NJ 07606             85 Challenger Road          Attn: Reorganization Department
                                            Mail Stop-Reorg
                                       Ridgefield Park, NJ 07660

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
Facsimile Transmission  for Eligible Institutions:            For Confirmation by Telephone:
                  (201) 296-4293                                      (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to JOMED Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of JOMED N.V., a company organized under the laws of The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share, including the related rights to purchase preferred stock (the "Shares"), of EndoSonics Corporation, a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

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

  Number of Shares Tendered:                     SIGN HERE Name(s) of Record Holder(s)
  ----------------------                         -------------------------------------------
  Certificate No(s) (if available):              -------------------------------------------
  -------------------------------------------    (PLEASE PRINT)
  -------------------------------------------    Address(es):
  [ ] Check if securities will be tendered by    -------------------------------------------
      book-entry transfer                        -------------------------------------------
  Name of Tendering Institution:                 (ZIP CODE)
  -------------------------------------------    Area Code and Telephone No(s):
                                                 -------------------------------------------
  Account No.:                                   SIGNATURE(S)
  ---------------------------------------        -------------------------------------------
                                                 -------------------------------------------
  Dated:                                        ,
  2000
  ----------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer
Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby with the meaning of Rule 14e-4 under the Securities
Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the
"Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the days after the date hereof.

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                               Name of Firm:    --------------------------------------------
       -------------------------------------    (AUTHORIZED SIGNATURE)
                                    Address:    Title:
--------------------------------------------    --------------------------------------------
--------------------------------------------    Name:
                                    ZIP CODE    --------------------------------------------
                      Area Code and Tel. No.    (PLEASE TYPE OR PRINT)
                  --------------------------    Dated:                                         ,
                                                2000
                                                ------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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